Exhibit 99.1

Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

Equity Commonwealth Reports First Quarter 2019 Results

Chicago - April 29, 2019 - Equity Commonwealth (NYSE: EQC) today reported financial results for the quarter ended March 31, 2019. All per share results are reported on a diluted basis.

Financial results for the quarter ended March 31, 2019
Net income attributable to common shareholders was $208.5 million, or $1.67 per share, for the quarter ended March 31, 2019. This compares to net income attributable to common shareholders of $185.6 million, or $1.48 per share, for the quarter ended March 31, 2018. The increase in net income was primarily due to a loss on asset impairment in the prior period and increases in interest and other income in the current period.

Funds from Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, for the quarter ended March 31, 2019, were $23.8 million, or $0.19 per share. This compares to FFO for the quarter ended March 31, 2018 of $6.1 million, or $0.05 per share. The following items impacted FFO for the quarter ended March 31, 2019, compared to the corresponding 2018 period:

•	($0.08) per share from properties sold;

•	$0.10 per of share of increase in interest and other income;

•	$0.05 per share of interest expense savings; and

•	$0.04 per share decrease in loss on debt extinguishment.

Normalized FFO was $23.1 million, or $0.19 per share. This compares to Normalized FFO for the quarter ended March 31, 2018 of $17.5 million, or $0.14 per share. The following items impacted Normalized FFO for the quarter ended March 31, 2019, compared to the corresponding 2018 period:

•	($0.07) per share from properties sold;

•	$0.06 per share of increase in interest income; and

•	$0.05 per share of interest expense savings.

Normalized FFO begins with FFO and eliminates certain items that we view as nonrecurring or impacting comparability from period to period. Definitions of FFO, Normalized FFO and reconciliations to net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

For the quarter ended March 31, 2019, the company’s cash and cash equivalents balance was $3.1 billion. Total debt outstanding was $275 million.

The weighted average number of diluted common shares outstanding when calculating net income per share for the quarter ended March 31, 2019 was 125,822,059 shares, compared to 127,097,324 for the quarter ended March 31, 2018. The weighted average number of diluted common shares outstanding when calculating FFO or Normalized FFO per share for the quarter ended March 31, 2019 was 123,304,504 shares, compared to 124,734,221 for the quarter ended March 31, 2018.

Same property results for the quarter ended March 31, 2019
The company’s same property portfolio at the end of the quarter consisted of 9 properties totaling 3.8 million square feet. Operating results were as follows:

•	The same property portfolio was 94.4% leased as of March 31, 2019, compared to 95.5% as of December 31, 2018, and 92.3% as of March 31, 2018.

•	The same property portfolio commenced occupancy was 93.7% as of March 31, 2019, compared to 93.9% as of December 31, 2018, and 91.2% as of March 31, 2018.

•	Same property NOI increased 7.0% when compared to the same period in 2018.

•	Same property cash NOI increased 9.7% when compared to the same period in 2018.

•	The company entered into leases for approximately 108,000 square feet, including renewal leases for approximately 95,000 square feet and new leases for approximately 13,000 square feet.

•	GAAP rental rates on new and renewal leases were 17.9% higher compared to prior GAAP rental rates for the same space.

•	Cash rental rates on new and renewal leases were 8.0% higher compared to prior cash rental rates for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to net income, determined in accordance with GAAP, are included at the end of this press release. The same property portfolio includes properties continuously owned from January 1, 2018 through March 31, 2019 and excludes properties sold or classified as held for sale during the period.

Significant events during the quarter ended March 31, 2019

•	The company authorized the repurchase of $150 million of its outstanding common shares, replacing the expiring authorization.

•
The company completed the sale of 1735 Market Street, a 1,287,000 square foot, office building in Philadelphia, PA, for a gross price of $451.6 million. Proceeds after credits for capital costs, contractual lease costs, and rent abatements were approximately $435.4 million.

Subsequent Events

•	The company sold 600 108th Avenue NE in Bellevue, WA, for a gross price of $195 million. The property includes a 254,510 square foot office building and additional development rights.

•	The company currently has one property totaling 1.1 million square feet in the sale process.

Earnings Conference Call & Supplemental Data
Equity Commonwealth will host a conference call to discuss first quarter results on Tuesday, April 30, 2019, at 8:00 A.M. CDT. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

A copy of EQC’s First Quarter 2019 Supplemental Operating and Financial Data is available on the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States. As of April 29, 2019, EQC’s portfolio comprised 8 properties and 3.6 million square feet.

Regulation FD Disclosures
We intend to use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws including, but not limited to, statements pertaining to the marketing of certain properties for sale, consummating any sales, and future share repurchases. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect the company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the company’s actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Contact:
Sarah Byrnes, Investor Relations
(312) 646-2801
ir@eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	March 31, 2019	December 31, 2018
ASSETS
Real estate properties:
Land	$110,395	$135,142
Buildings and improvements	704,142	1,004,500
	814,537	1,139,642
Accumulated depreciation	(245,528)	(375,968)
	569,009	763,674
Acquired real estate leases, net	183	275
Cash and cash equivalents	3,069,501	2,400,803
Marketable securities	—	249,602
Restricted cash	1,767	3,298
Rents receivable	31,151	51,089
Other assets, net	42,326	62,031
Total assets	$3,713,937	$3,530,772

LIABILITIES AND EQUITY
Senior unsecured debt, net	$248,689	$248,473
Mortgage notes payable, net	26,288	26,482
Accounts payable, accrued expenses and other	42,280	62,368
Rent collected in advance	5,119	9,451
Total liabilities	$322,376	$346,774

Shareholders' equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6 1/2% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 121,899,625 and 121,572,155 shares issued and outstanding, respectively	1,219	1,216
Additional paid in capital	4,304,560	4,305,974
Cumulative net income	3,081,492	2,870,974
Cumulative other comprehensive loss	—	(342)
Cumulative common distributions	(3,420,512)	(3,420,548)
Cumulative preferred distributions	(695,733)	(693,736)
Total shareholders’ equity	3,390,289	3,182,801
Noncontrolling interest	1,272	1,197
Total equity	$3,391,561	$3,183,998
Total liabilities and equity	$3,713,937	$3,530,772

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2019	2018
Revenues:
Rental revenue	$38,890	$55,273
Other revenue	2,862	3,315
Total revenues	$41,752	$58,588

Expenses:
Operating expenses	$15,780	$24,599
Depreciation and amortization	8,585	13,903
General and administrative	12,096	13,339
Loss on asset impairment	—	12,087
Total expenses	$36,461	$63,928

Interest and other income, net	17,775	5,780
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $165 and $801, respectively)	(4,206)	(10,115)
Loss on early extinguishment of debt	—	(4,867)
Gain on sale of properties, net	193,037	205,211
Income before income taxes	211,897	190,669
Income tax expense	(1,300)	(3,007)
Net income	$210,597	$187,662
Net income attributable to noncontrolling interest	(79)	(63)
Net income attributable to Equity Commonwealth	$210,518	$187,599
Preferred distributions	(1,997)	(1,997)
Net income attributable to Equity Commonwealth common shareholders	$208,521	$185,602

Weighted average common shares outstanding — basic (1)	121,960	123,867
Weighted average common shares outstanding — diluted (1)	125,822	127,097

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$1.71	$1.50
Diluted	$1.67	$1.48

Certain reclassifications were made to conform the prior period to our presentation of the condensed consolidated statements of operations due to the impact of adopting ASU 2016-02.  Amounts that were previously disclosed as "Tenant reimbursements and other income" are now included in "Rental revenue" and are no longer presented as a separate line item.  Parking revenues that do not represent components of leases and were previously disclosed as "Rental income" are now included in "Other revenue."  Subsequent to January 1, 2019, provisions for credit losses are included in "Rental revenue."  Provisions for credit losses prior to January 1, 2019 were disclosed as "Operating expenses" and were not reclassified to conform prior periods to the current presentation.

(1)	Weighted average common shares outstanding for the three months ended March 31, 2019 and 2018 includes 187 and 307 unvested, earned RSUs, respectively.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2019	2018
Calculation of FFO
Net income	$210,597	$187,662
Real estate depreciation and amortization	8,277	13,603
Loss on asset impairment	—	12,087
Gain on sale of properties, net	(193,037)	(205,211)
FFO attributable to Equity Commonwealth	25,837	8,141
Preferred distributions	(1,997)	(1,997)
FFO attributable to EQC common shareholders and unitholders	$23,840	$6,144

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$23,840	$6,144
Lease value amortization	(39)	98
Straight line rent adjustments	(837)	(1,528)
Loss on early extinguishment of debt	—	4,867
Loss on sale of securities	—	4,987
Income taxes related to gains on property sales, net	150	2,969
Normalized FFO attributable to EQC common shareholders and unitholders	$23,114	$17,537

Weighted average common shares and units outstanding -- basic (1)	122,006	123,910
Weighted average common shares and units outstanding -- diluted (1)	123,305	124,734

FFO attributable to EQC common shareholders and unitholders per share and unit -- basic	$0.20	$0.05
FFO attributable to EQC common shareholders and unitholders per share and unit -- diluted	$0.19	$0.05
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit -- basic	$0.19	$0.14
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit -- diluted	$0.19	$0.14

(1)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three months ended March 31, 2019 and 2018 include 46 and 43 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only).

We compute FFO in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate, and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), net income (loss) attributable to EQC common shareholders, and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) attributable to EQC common shareholders, or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders, and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(amounts in thousands)

	For the Three Months Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$38,890	$39,756	$43,770	$45,569	$55,273
Other revenue	2,862	3,169	3,103	3,067	3,315
Operating expenses	(15,780)	(15,539)	(20,257)	(19,521)	(24,599)
NOI	$25,972	$27,386	$26,616	$29,115	$33,989
Straight line rent adjustments	(837)	(986)	(1,435)	(1,022)	(1,528)
Lease value amortization	(39)	(22)	(4)	(18)	98
Lease termination fees	—	(19)	(395)	(1,557)	(965)
Cash Basis NOI	$25,096	$26,359	$24,782	$26,518	$31,594
Cash Basis NOI from non-same properties (1)	(3,718)	(6,240)	(4,696)	(6,511)	(12,101)
Same Property Cash Basis NOI	$21,378	$20,119	$20,086	$20,007	$19,493
Non-cash rental income and lease termination fees from same properties	(7)	45	(22)	284	483
Same Property NOI	$21,371	$20,164	$20,064	$20,291	$19,976

Reconciliation of Same Property NOI to GAAP Net Income:
Same Property NOI	$21,371	$20,164	$20,064	$20,291	$19,976
Non-cash rental income and lease termination fees from same properties	7	(45)	22	(284)	(483)
Same Property Cash Basis NOI	$21,378	$20,119	$20,086	$20,007	$19,493
Cash Basis NOI from non-same properties (1)	3,718	6,240	4,696	6,511	12,101
Cash Basis NOI	$25,096	$26,359	$24,782	$26,518	$31,594
Straight line rent adjustments	837	986	1,435	1,022	1,528
Lease value amortization	39	22	4	18	(98)
Lease termination fees	—	19	395	1,557	965
NOI	$25,972	$27,386	$26,616	$29,115	$33,989
Depreciation and amortization	(8,585)	(10,830)	(11,287)	(13,021)	(13,903)
General and administrative	(12,096)	(8,973)	(10,905)	(11,222)	(13,339)
Loss on asset impairment	—	—	—	—	(12,087)
Interest and other income, net	17,775	15,741	12,626	12,668	5,780
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $165 and $801, respectively)	(4,206)	(5,035)	(5,085)	(6,350)	(10,115)
Loss on early extinguishment of debt	—	(719)	—	(1,536)	(4,867)
Gain (loss) on sale of properties, net	193,037	(1,608)	20,877	26,937	205,211
Income before income taxes	$211,897	$15,962	$32,842	$36,591	$190,669
Income tax (expense) benefit	(1,300)	(540)	(65)	456	(3,007)
Net income	$210,597	$15,422	$32,777	$37,047	$187,662

Same Property capitalized external legal costs(2)	N/A	$—	$9	$63	$76

(1)	Cash Basis NOI from non-same properties for all periods presented includes the operations of properties disposed or classified as held for sale and land parcels.
(2)
Effective January 1, 2019, with the adoption of ASU 2016-02, we no longer capitalize external legal costs incurred when we enter into leases. We did not recast the comparative prior periods presented for the external legal leasing costs capitalized in those periods.

NOI is income from our real estate including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight line rent adjustments, lease value amortization, and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2018 through March 31, 2019. Land parcels and properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.

We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income (loss) because they may help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders, or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders, and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.